EXHIBIT 3.1    Articles of Incorporation



                           ARTICLES OF INCORPORATION
                           -------------------------

                            1. NAME OF CORPORATION

                           Essense Water, Inc.

                 2. REGISTERED AGENT FOR SERVICE OF PROCESS

                              CRA of America
                             3638 N Rancho Dr.
                         Las Vegas, Nevada  89103

                             3. AUTHORIZED STOCK

                Number of Shares with Par Value: 75,000,000
                       Par Value Per Share: $0.0001

          4. NAMES AND ADDRESSES OF THE BOARD OF DIRECTORS/TRUSTEES

                               Kevin Nichols
                              3638 N Rancho Dr.
                            Las Vegas, NV  89130

                                 5. PURPOSE

           This Corporation is authorized to carry on any lawful
                           business or enterprise.

                6. NAME, ADDRESS AND SIGNATURE OF INCORPORATOR

                           /s/ Mark L. James
                           -----------------
                               Mark L. James
                             3638 N Rancho Dr.
                           Las Vegas, NV  89130

        7. CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF REGISTERED AGENT

           I hereby accept appointment as Registered Agent for
                          the above named Entity.

                           /s/ Mark L. James          01/27/09
                           -----------------          --------
                               Mark L. James          Date